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                                                                   EXHIBIT 99.1
                         QUAD CITY HOLDINGS, INC.
                             3551 7TH STREET
                          MOLINE, ILLINOIS 61265


APRIL 5, 2000

                                                  FOR MORE INFORMATION CONTACT:

                                               DOUG HULTQUIST AT (309) 736-3580

                                                   MIKE BAUER AT (319) 344-0600

                                                  TODD GIPPLE AT (309) 736-3580

FOR IMMEDIATE RELEASE



          QUAD CITY HOLDINGS, INC. ANNOUNCES STOCK REPURCHASE PROGRAM


     MOLINE, ILLINOIS - Douglas Hultquist, the President and Chief Executive Officer of Quad City Holdings, Inc. (Nasdaq: QCHI), the holding company for Quad City Bank and Trust Company, announced today that the Company's board of directors approved a stock repurchase program enabling the Company to repurchase up to 60,000 shares of its outstanding stock. It is anticipated that these purchases will be made in the open market and/or through privately negotiated transactions. As of March 31, 2000 there were approximately 2,325,000 shares of common stock outstanding.

     "The Company's board of directors continues to believe that the Company's stock is undervalued by the market and the board decided to take advantage of this opportunity to capture some of this value for our continuing stockholders," Mr. Hultquist explained.

     Quad City Holdings, Inc. is a community based banking organization which serves the Quad City area with locations in Bettendorf and Davenport, Iowa and Moline, Illinois.